EXHIBIT 23.1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION
                  --------------------------------------------
                                 WEED & CO. L.P.
        4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
        (949) 475-9086, EXT. 6


                                October 27, 2000

Board of Directors
Enova Holdings, Incorporated
1196 E. Willow Street
Long Beach, CA 90806

         RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

         I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Enova Holdings, Inc.

                                                     Sincerely yours,



                                                     /s/ Richard O. Weed
                                                     -------------------
                                                     Richard O. Weed

















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